UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2009

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2009, First State Bancorporation ("First State") issued a News Release announcing the departure of Michael R. Stanford, President and Chief Executive Officer. Mr. Stanford resigned from the Board of Directors of First State effective December 31, 2009.

H. Patrick Dee, 54, was appointed to succeed Mr. Stanford as President and Chief Executive Officer. Mr. Dee currently serves as Chief Operating Officer of the company and its subsidiary, First Community Bank. This appointment is subject to regulatory approval of the Federal Reserve Bank of Kansas City. Mr. Dee has been associated with First Community Bank in various capacities since 1984, serving for a time as First State's Chief Financial Officer and, since 1996, as its Chief Operating Officer.

The company also announced the scheduled rotation in the position of Chairman of the Board. As the first scheduled rotation of that position, Garrey E. Carruthers, Ph.D. was elected as the new chairman effective January 29, 2010. He will replace Leonard J. DeLayo Jr., who will remain on the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: December 23, 2009	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated December 21, 2009